UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  May 28, 2020

Unico American Corporation

 (Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-03978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

26050 Mureau Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	UNAM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company |_|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. |_|

Item 5.07.  Submission of Matters to a Vote of Security Holders

Unico American Corporation (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Meeting”) on May 28, 2020. The only matter voted upon at the Meeting was the election of seven (7) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified. Set forth below are the final voting results for the matter submitted to a vote of the stockholders:

Election of directors:

All of the nominees for director set forth below were elected by the following votes:

Nominee	Number of Shares Voted For	Number of Shares Withheld
Gerard J. Altonji	4,052,931	584,108
Cary L. Cheldin	3,604,661	1,032,378
Erwin Cheldin	3,607,861	1,029,178
Ronald A. Closser	4,052,931	584,108
Rhonda L. Gillenwaters	4,053,031	584,008
John B. Keefe, Sr.	4,052,931	584,108
Jeffrey M. Tuder	4,354,905	282,134

There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNICO AMERICAN CORPORATION

                                                                (Registrant)

Date: June 1, 2020                            By:   /s/ Michael Budnitsky

                                            Name:  Michael Budnitsky

                                            Title:    Treasurer, Chief Financial Officer and Secretary